UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2005

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

          On March 28, 2005, the Compensation and Corporate Governance Committee ("C&CGC") of the Board of Directors of PPL Corporation (the "Company") established the 2005 annual performance goals and business criteria for incentive awards to its executive officers. The C&CGC will measure the achievement of the performance goals and business criteria and any resulting incentive awards will be made to the executive officers in January 2006.

          Short-term Incentive Cash Awards

          For the annual incentive cash (i.e., bonus) awards to be made pursuant to the Company's Short-term Incentive Plan, the following award targets as a percentage of base salary have been established for each executive officer: Chief Executive Officer-100%; Executive Vice Presidents-65%; and Senior Vice President and Presidents of principal operating subsidiaries-50%. The annual incentive cash awards will be made by applying these target percentages to the percentage of goal attainment as determined by the C&CGC. The goal categories for 2005 include specific financial and operational measures for the Company and its subsidiaries designed to enhance the Company's position for success in the competitive market. The weightings for each of these categories will be generally allocated 60% to the Company's earnings per share and 40% to the financial and operational performance of the Company's principal operating subsidiaries. Included in the operational goals are specific requirements tied to continued compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including enhancing the efficiency of the compliance process. In the case of the Presidents of principal operating subsidiaries, more weight will be given to the performance in 2005 of the particular operating subsidiary for which each is a President.

          Long-term Incentive Equity Awards

          The long-term incentive equity awards to be made to executive officers pursuant to the Company's Incentive Compensation Plan will consist of two restricted stock unit awards and one stock option award. One of the grants of restricted stock units will be based on the achievement of sustained financial and operational results, which will be determined by averaging the most recent three years of annual performance measures used for the annual cash awards. The second grant of restricted stock units will be based on the achievement of specific strategic objectives designed to enable the Company to continue to provide value to its shareholders. For instance, the strategic objectives will be related to increasing shareowner value through implementation of certain long-term corporate initiatives, including actions to influence the evolution of government policies toward more competitive markets, develop an internal corporate structure to optimize PPL's wholesale hedging strategy, develop and retain management skills and establish the financial profile necessary to optimize growth opportunities when the wholesale electricity markets strengthen. With respect to stock options, because the exercise price is based on the market price of the Company's common stock at the time of grant, the ultimate value received by the option holders is directly tied to increases in the stock price. Therefore, stock options serve to closely link the interests of management and shareowners and motivate executives to make decisions that will serve to increase the long-term shareowner value. Additionally, the option grants include vesting and termination provisions that are designed to encourage the option holders to remain employees of the Company.

          The following long-term incentive equity award targets as a percentage of base salary have been established for each executive officer:

Long-term Incentive Program	Restricted Stock Units		Stock Options
	(Targets as % of Salary)
Position	Sustained Financial and Operational Results	Strategic Objectives Results	Stock Price Performance
Chief Executive Officer	75%	75%	150%
Executive Vice Presidents	60%	60%	120%
Senior Vice President and Presidents of principal operating subsidiaries	40%	40%	80%

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ James E. Abel James E. Abel Vice President - Finance and Treasurer

Dated:  March 31, 2005